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                          MAXICARE HEALTH PLANS, INC.



                       28,088,072 SHARES OF COMMON STOCK


                           OFFERED PURSUANT TO RIGHTS


                         DISTRIBUTED TO STOCKHOLDERS OF


                          MAXICARE HEALTH PLANS, INC.



To Our Clients:



     Enclosed for your consideration is a Prospectus and certain other documents relating to a rights offer by Maxicare Health Plans, Inc. (the "Company") to issue additional shares (the "Shares") of its common stock (the "Common Stock") at a subscription price of $1.00 per Share, in cash (the "Subscription Price"), pursuant to subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of shares of Common Stock as of the close of business on September 14, 2000 (the "Record Date").



     As described in the Prospectus, you have received one Right for each share of Common Stock carried by us in your account as of the Record Date. The Rights are non-transferable and no fractional shares will be issued; if a fractional share would be issued upon the exercise of rights as a result of the ratio described above, the number of shares issued to you will be rounded up to the nearest whole share. You are entitled to subscribe for one and one-half Shares for each whole Right granted to you (the "Basic Subscription Right") at the Subscription Price. You will also have the right (the "Over-subscription Right"), subject to proration, to subscribe for Shares available after satisfaction of all subscriptions pursuant to the Basic Subscription Right, also at the Subscription Price. If there are insufficient additional Shares to satisfy all exercised Over-subscription Rights, such additional Shares will be allocated pro rata among all the holders of the Rights exercising Over-subscription Rights, in proportion to the number of Shares each such holder seeking to exercise their Over-subscription Rights bears to the total number of shares of all shareholders seeking to exercise Over-subscription Rights. You must elect to exercise your Over-subscription Right prior to the expiration of the subscription period, pursuant to the instructions provided herein. You must exercise your Basic Subscription Right in full in order to exercise your Over-subscription Right.



     The materials enclosed are being forwarded to you as the beneficial owner of the shares of Common Stock held by us in your account. Exercise of the Rights may be made only by us as the record owner of your Common Stock and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the enclosed Prospectus carefully before instructing us to exercise your Rights.



     Your instructions to us along with your payment for your Basic Subscription Rights, and, if applicable, your Over-subscription Rights, should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the rights offering described in the Prospectus. The rights offering will expire on September 29, 2000, at 5:00 p.m., New York City time, unless the rights offering is extended by the Company, in its sole discretion, for up to an additional 30 days. Once you have exercised your Basic Subscription Rights or Over-subscription Rights, such exercise(s) may not be revoked by you. If you elect to exercise Over-subscription Rights, you may defer payment for your Over-subscription until no later than 10 days after the Company's transmittal of a letter of instructions setting forth such pro-ration, if any, as may be required. The Company reserves the right to amend the terms of or to postpone or cancel the rights offering prior to the termination of the subscription period.



     Prior to meeting the minimum subscription requirement of 14,000,000 shares through the exercise of Basic Subscription Rights in the rights offering, all proceeds received by the Company will be deposited in an escrow account with American Stock Transfer & Trust Company, as escrow

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agent. If the Company does not meet the minimum subscription requirement, proceeds received will be returned to the subscribing shareholders, without interest. If you wish to have us, on your behalf, exercise your Rights for any Shares for which you are entitled to subscribe, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter, by no later than September 28, so that we can forward your instructions to the subscription agent prior to the expiration of the rights offering.



     Any questions or requests for assistance concerning the rights offering should be directed to Mackenzie Partners, Inc., the information agent for this rights offering, at 156 Fifth Avenue, New York, NY 10010. You may call Mackenzie Partners, Inc. toll free at 1(800) 322-2885.


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         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES


   (ACCOMPANYING LETTER FROM BROKERS OR OTHER NOMINEES TO BENEFICIAL OWNERS)



     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of newly-issued shares of Common Stock (the "Shares") of Maxicare Health Plans, Inc. (the "Company").



     This will instruct you whether to exercise Rights to purchase the Shares distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Subscription Certificate.



     The undersigned acknowledges and understands that instructions contained herein to exercise basic subscription rights or over-subscription rights are irrevocable.



BOX 1. [ ] Please do not exercise Rights for Shares.



BOX 2. [ ] Please exercise Rights for Shares as set forth below:



                                              NUMBER OF SHARES TO BE
                                                  SUBSCRIBED FOR                  PRICE    PAYMENT
                                              ----------------------              -----    -------
Basic Subscription Right*                                                   X     $1.00
                                          ------------------------------                   -$-----
Oversubscription Right**                                                    X     $1.00
                                          ------------------------------                   -$-----***
(YOU MAY ROUND UP TO THE NEAREST WHOLE
  SHARE ANY FRACTIONAL SHARES YOU ARE
  ENTITLED TO)



Total Payment Required Now -- $---------- (the total of (i) payment owed under the Basic Subscription Right plus (ii) if you choose to remit it now, payment owed under the Oversubscription Right)



BOX 3. [ ] Payment in the following amount is enclosed: $----------



BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:



Type of Account:
                                ------------------------------------------------------------
Account No.:
                                ------------------------------------------------------------
Amount to be deducted:          $
                                ------------------------------------------------------------
Date:
                                ------------------------------------------------------------
Signature(s)
                                ------------------------------------------------------------
                                Please type or print name(s) below


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


*   You may purchase one and one-half Shares for each whole Right you hold.



** If you exercise all of your Basic Subscription Rights, then you are entitled to exercise an Over-subscription Right to purchase an additional number of shares (not to exceed one half the number of shares available to you under your full Basic Subscription Right), also at $1.00 per share. You may elect to exercise any portion of your Over-subscription Right either by (1) indicating the number of Over-subscription shares you wish to purchase in the space here provided, or (2) you may make a photocopy of this page and submit your Over-subscription request to us at a later date. If you choose option (2), whereby you will submit your Over-subscription request at a later date, you should still immediately forward to us the original of this


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     page, containing your election to subscribe for the full Basic Subscription
     Right. Then, at a later date, which must be no later than September 28, 2000, or one day prior to the expiration of the subscription period if the subscription period is extended, you may forward to us your retained photocopy of this page completed with the number of Over-subscription shares you wish to purchase, so that we can forward your Over-subscription instructions to the escrow agent prior to the expiration of the Subscription Period.



*** Payment owed pursuant to the Over-subscription Right may be remitted (i) concurrently with your payment owed under your basic Subscription Rights or
    (ii) if you elect to defer such payment, it must then be remitted to us within 10 days after the Company's transmittal of a letter of instructions you will receive if you choose to defer your Over-subscription payment, which the Company will send out as soon as practicable after the expiration of the Subscription Period.


--------------------------------------------------------------------------------



          IMPORTANT -- ALL RIGHTS HOLDERS EXERCISING RIGHTS SIGN HERE


             AND COMPLETE



                              SUBSTITUTE FORM W-9



----------------------------------------                 Date: -------, 2000
----------------------------------------
            (signature of Holder(s))



(must be signed by the Rights holder(s) exactly as name(s) appear as beneficial owner. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information:



Name: ----------------------------             Home Telephone Number: ----------
Capacity: -------------------------            Business Telephone Number: -----
Address: ----------------------------
Taxpayer Identification or Social Security
Number: ----------------


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